Exhibit 99.1

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, The undersigned acknowledge and agree that the foregoing statement on Schedule 13D/A is filed on behalf of each of the undersigned with respect to the beneficial ownership by the undersigned of the securities of Jushi Holdings Inc. and that all subsequent amendments to this statement on Schedule 13D/A may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all such counterparts taken together shall constitute one and the same instrument.

Date: August 2, 2024	/s/ James A. Cacioppo
JAMES A. CACIOPPO

OEP OPPORTUNITIES, L.P.

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

ONE EAST CAPITAL ADVISORS, LP

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

ONE EAST PARTNERS L.P.

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Partner

ST 2 LLC

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Managing Member

JAC SERPENTINE LLC

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Managing Member

SERPENTINE CAPITAL MANAGEMENT II, LLC

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Managing Member

SERPENTINE CAPITAL MANAGEMENT III LLC

/s/ James A. Cacioppo
Name: James A. Cacioppo
Title: Managing Member